                                                                    EXHIBIT 5.1


                    [Union Planters Corporation Letterhead]


                                January 22, 1999


Union Planters Corporation
7130 Goodlett Farms Parkway
Memphis, Tennessee 38018

Re: 45,912 Shares of the Common Stock, $5.00 Par Value Per Share of Union Planters Corporation, a Tennessee Corporation ("UPC")

Gentlemen:

         The undersigned has participated in the preparation of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission in respect to not more than 45,912 shares of UPC's Common Stock, $5.00 par value per share, ("UPC Common Stock") which may be issued by UPC pursuant to the Stock Option Agreement dated May 10, 1994 between Southeast Bancorp, Inc, and James Rickard; Agreement dated December 23, 1996 by and between Southeast Bancorp, Inc. and James D. Rickard; Agreement dated December 24, 1996 by and between Southeast Bancorp, Inc. and Robert R. Bryant; Agreement dated December 24, 1996 by and between Southeast Bancorp, Inc. and Timothy E. Barnes; Agreement dated December 24, 1996 by and between Southeast Bancorp, Inc. and Steven Tolliver (the "Agreements").

         For purposes of rendering the opinion expressed herein, the undersigned has examined UPC's corporate charter and all amendments thereto; UPC's bylaws and amendments thereto; and such of UPC's corporate records as the undersigned has deemed necessary and material to rendering the undersigned's opinion. The undersigned has relied upon certificates of public officials and representations of UPC officials, and has assumed that all documents examined by the undersigned as originals are authentic, that all documents submitted to the undersigned as photocopies are exact duplicates of original documents, and that all signatures on all documents are genuine.

         Further, the undersigned is familiar with and has supervised all corporate action taken in connection with the authorization of the issuance and offering of the subject securities.

         Based upon and subject to the foregoing and subsequent assumptions, qualifications and exceptions, it is the undersigned's opinion that:

         1. UPC is a duly organized and validly existing corporation in good standing under the laws of the State of Tennessee and has all requisite power and authority to issue, sell and deliver the subject securities, and to carry on its business and own its property; and

         2. The shares of UPC Common Stock to be issued by UPC pursuant to the Agreements will be duly authorized and when issued by UPC in accordance therewith, such shares of UPC Common Stock will be fully paid and nonassessable.

         The opinion expressed above is limited by the following assumptions, qualifications and exceptions:

         (a) The undersigned is licensed to practice law only in the State of Tennessee and expresses no opinion with respect to the effect of any laws other than those of the State of Tennessee and of the United States of America.

         (b) The opinion stated herein is based upon statutes, regulations, rules, court decisions and other authorities existing and effective as of the date of this opinion, and the undersigned undertakes no responsibility to update or supplement said opinion in the event of or in response to any subsequent changes in the law or said authorities, or upon the occurrence after the date hereof of events or circumstances that, if occurring prior to the date hereof, might have resulted in a different opinion.

         (c) This opinion is limited to the legal matters expressly set forth herein, and no opinion is to be implied or inferred beyond the legal matters expressly so addressed.

         The undersigned hereby consents to the filing of this opinion with the Securities and Exchange Commission as well as all state regulatory bodies and jurisdictions where qualification is sought for the sale of the subject securities.

         The undersigned is an officer of, and receives compensation from UPC and therefore, is not independent from UPC.

                                    Yours very truly,

                                    UNION PLANTERS CORPORATION


                                    /s/ E. James House, Jr.

                                    E. James House, Jr.
                                    Manager, Legal Division



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